EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

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We consent to the incorporation by reference in the Registration Statement of
Community Bank System, Inc. on Form S-8 of our report dated April 28, 1995, on our audits of the financial statements and supplemental schedules of Community Bank System, Inc. Employee Savings and Retirement Plan as of and for the years ended December 31, 1994 and 1993, which report is included in the Annual Report on Form 11-K.


COOPERS & LYBRAND L.L.P.
Syracuse, New York
June 26, 1995